Exhibit 1.01

MOTORCAR PARTS OF AMERICA, INC.
Conflict Minerals Report
For The Year Ended December 31, 2020

This Conflict Minerals Report for Motorcar Parts of America, Inc. and its subsidiaries (the “Company,” “MPA,” “we,” or “us”) covers the reporting period from January 1, 2020 to December 31, 2020, and is presented in accordance with the Securities Exchange Act of 1934, Rule 13p-1 (the “Rule”) and the requirements of Form SD.

The Rule implements reporting and disclosure requirements as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”) related to conflict minerals (as defined in the Act). The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals which are necessary to the functionality or production of their products.

This Conflict Minerals Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on the MPA Corporate website under Governance.

1.	Introduction

MPA is a leading manufacturer, remanufacturer, and distributor of aftermarket automotive parts for import and domestic cars, light trucks, heavy duty, agricultural and industrial applications. Our products include (i) rotating electrical products such as alternators and starters, (ii) wheel hub assemblies and bearings, (iii) brake calipers and master cylinders, and (iv) other products which include turbochargers and brake power boosters.

Our supply chain consists of many tiers. First tier suppliers are those suppliers with whom we have a direct business relationship. There may be several tiers in the supply chain between our first-tier suppliers and a mine.

1.1.	Applicability

To determine if we manufacture or contract to manufacture products that may contain Tin, Tantalum, Tungsten or Gold (3TG or “conflict minerals”), we increased our volume of first tier (i.e., direct) suppliers and product lines to see who may use conflict minerals in their products or finished goods, by confirmation or CMRT request. 27% of them reported 3TG minerals on their CMRT, 36% confirmed their products do not contain 3TG.  The remaining 37%, were mostly in the like product lines where the 3TG wasn’t applicable. We spoke with our product engineers and/or used the International Material Data System (IMDS) database, as applicable. IMDS is the automotive industry’s material data system, it is a computer-based data system used primarily by automakers and Original Equipment Manufacturers (OEM) to manage regulatory material compliance of vehicles and vehicle parts.

Based on this internal assessment of our product materials, we concluded that Tin, Tantalum, and/or Gold may be present in some of the products we manufacture (or remanufacture), or contract to manufacture, and may be necessary to their functionality. Applicable products include starters, alternators, armatures, rectifiers, regulators, solenoids. Other applicable items within these products that may contain conflict minerals are brushes, diodes, slip rings, bushings, electronics transistors, solder wire, bonding wire, and electronic radial lead caps.

Conflict minerals are present in very small quantities, with Tin being the conflict mineral included in more products than any other.  Solenoids contain a combined average weight approximately  12.1% Tin. Rectifiers, including assemblies and capacitors, contain a combined average weight of approximately 15.7% Tin, and with very small traces of Gold with  less than .01% .  Regulators, including assemblies contain a  combined average weight of approximately 14.08 % Tin, and traces of Gold (combined average weight of <2.4%).   Regulator Assemblies also contain a trace combined average amount of Tantalum, with reported weight of <0.01%.  Armatures contain a trace amount of Tin < .03%; Starters contain Tin & Tantalum with Tin being < .19% and Tantalum is very small trace amounts. Alternators contain Tin, Gold & Tantalum with the latter two being very small trace amounts and Tin being less than combined average weight of < .03%

The starters, alternators, armatures, rectifiers, regulators, and solenoids we purchase are not specially manufactured to our specifications, but rather purchased as stock items. Often Tin, a conflict mineral, is a component of these purchased items, and sometimes Tantalum and Gold may be included. In our experience, the most common place where the conflict mineral appears is in the solder, which makes up a very small portion of the product.

2.	Reasonable Country of Origin Inquiry

MPA performed an internal assessment of its supply chain to identify those suppliers of products that contain or may contain conflict minerals.  Although many of our suppliers and their sub-tier suppliers are not directly subject to the same conflict mineral laws and regulations, we nevertheless surveyed these suppliers with the expectation that they would in turn survey their direct suppliers, and so on, all the way down through the manufacturing supply chain to the processing facilities and mines. We did this to determine whether any of the necessary conflict minerals in our products originated in the Democratic Republic of Congo (DRC) or an adjoining country (as defined in the Act), or were from recycled or scrap sources. We identified 36 first tier suppliers of alternators, starters, armatures, rectifiers, regulators, and solenoids.

As a result of these efforts, MPA concluded that it is possible that some of the 3TG in products we manufacture, remanufacture, or contract to manufacture could originate from Covered Countries.     Pursuant to the Rule, MPA therefore undertook due diligence measures on the source and chain of custody of these conflict minerals.

3.	Due Diligence

Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD Guidance) and the related supplements for Tin, Tantalum, and Gold.  We performed due diligence measures relevant to the reporting period, including the actions described below, which are presented in alignment with the five steps of the OECD Guidance.

3.1.	OECD Step 1—Establish Strong Company Management Systems.

3.1.1.	Adopt a Policy Statement. Our Board of Directors adopted a Policy Statement on Conflict Minerals (“Conflict Minerals Policy”), which is posted on the Company’s website.

3.1.2.	Structure Internal Management Systems to Support Due Diligence Efforts.

3.1.2.1.
Maintain a Conflict Minerals Team. The conflict minerals team (team) is sponsored by our SVP Operations RE/Supply Chain RE and includes representatives from our purchasing, engineering, quality control, and legal departments. The team monitors compliance with the Conflict Minerals Policy by the Company and our suppliers, and reports on program activities to executive management and the Audit Committee of our Board of Directors.

3.1.2.2.
Engage Industry Members. Due to our position in the supply chain and limited insight into and lack of leverage over the deeper levels of the supply chain, we engage and actively cooperate with other industry members via our participation in the Automotive Industry Action Group (AIAG). We use the tools and programs developed by the Responsible Minerals Initiative (RMI), especially the Conflict Minerals Reporting Template (CMRT) and the Responsible Minerals Initiative Program (RMIP). We also use the AIAG CM-3 Guide for Conflict Minerals Reporting to the Automotive Industry, 4.2 Edition (AIAG Guide for Reporting).

3.1.3.	Provide Awareness Letters and Offer Training.

3.1.3.1.
Provide Awareness Letters.  We provided direct suppliers awareness letters that communicated our Conflict Minerals Policy and expectations to comply with the requirements of the Act. We did this to highlight the importance of a conflict- free supply chain.

3.1.3.2.
Offer Training. We offered to conduct or arrange for training of Company and supplier personnel concerning requirements or expectations pertaining to conflict minerals.  Focus areas of offered training included completion of the CMRT, the importance of engaging the complete supply chain, and providing responses in a timely manner.

3.1.4.
Establish Grievance Mechanism. We maintained a company ethics reporting process that is available internally and externally to report concerns, including those related to conflict minerals.  Guidance for using the ethics reporting process is included in our Code of Business Conduct and Ethics available on our website under Investors / Governance.

3.1.5.
Report Findings to Senior Management. We periodically reported information on the status of our conflict minerals program, including the source of conflict minerals in our supply chain to senior management and the Audit Committee of our Board of Directors.

3.2.	OECD Step 2—Identify and Assess Risk in the Supply Chain.

3.2.1.
Identify Risk in the Supply Chain. To identify risk in our supply chain, we required our direct suppliers to provide supply chain information using the CMRT on the necessary conflict minerals in their supply chain. We also asked our direct suppliers to confirm in a separate letter that the supplier has completed the CMRT to the “best of its knowledge and in good faith”, including obtaining such CMRTs from its sub-tier suppliers.

3.2.2.	Assess Risk in the Supply Chain.

3.2.2.1.
Assess Product Reporting Risk. For most of our suppliers, we purchase only a few of the products they manufacture or contract to manufacture. As such, we recognize there is a risk that we can receive information on smelters or refiners in company-wide CMRTs that include many smelters and refiners that are not in the supply chain for the products we manufacture or contract to manufacture. This presents a risk of compiling inaccurate information on the Tin, Tantalum, and Gold smelters and refiners in our supply chain. We requested that suppliers provide us with a CMRT that included only the products we purchase, or some other user-defined scope that reduces the likelihood and extent of irrelevant or inaccurate smelters and refiner information.

3.2.2.2.
Assess Smelters and Refiners Reporting Risk. Upon receipt of a CMRT from a supplier, we reviewed the responses for completeness, logic, and reasonableness. For example, we checked suppliers’ CMRTs to make sure they had included smelters or refiners for the conflict minerals we know to be in the products we purchase from them.  We evaluated suppliers’ responses against the AIAG Guide for Reporting criteria. In accordance with these criteria, we requested additional information for suppliers’ responses considered incomplete, inconsistent, or nonresponsive, with the goal of obtaining a complete list of all processing facilities and mines, inclusive of their countries or location of origin.

3.2.2.3.
Assess Supply Chain Reporting Risk. We recognize that a company’s awareness of the conflict minerals issue, and a commitment to a conflict-free supply chain are components of our ability to obtain meaningful information, and to pursue a conflict-free supply chain. As a mechanism to identify and assess the risk of lack of awareness or inattention to conflict minerals, we checked the websites for many of our key suppliers to determine if they have conflict minerals policies. We reviewed these policies to check whether they require their own suppliers to pursue conflict-free suppliers for 3TG, and/ or whether they have implemented due diligence on the sourcing of their 3TG.

3.2.2.4.
Assess Conflict Free Status Reporting Risk. The Company continued to receive supply chain responses through December 15, 2020. We compared the supplier’s list of smelters or refiners with those on the RMI Responsible Minerals Initiative list; we did this because the list not only indicates the smelter’s conflict-free status, but also confirms that the entity is a valid smelter.

3.3.	OECD Step 3—Design and Implement a Strategy to Respond to Identified Risks

3.3.1.
Design Supplier Risk Management Strategy. Our approach to mitigating risk has included efforts to obtain more complete, accurate, and relevant information on the sources and conflict-free status of Tin, Tantalum and Gold smelters and refiners in our supply chain. As we have reviewed and assessed the information provided by our suppliers, we have noted that some suppliers may have facilities in their supply chains that are metal processing facilities, or other facilities not yet confirmed as being legitimate smelters or refiners, or other facilities not taking sufficient steps towards becoming validated as conflict-free. We recognize that we have several options to mitigate risk, including:

3.3.1.1.	Continue to work with these suppliers (and, by extension, the identified facilities that could pose risk);

3.3.1.2.	Temporarily suspend trade with these suppliers while pursuing risk mitigation (and, by extension, the identified facilities that could pose risk); or

3.3.1.3.	Disengage from these suppliers (and, by extension, the identified facilities that could pose risk).

3.3.2.
Implement Supplier Risk Management Strategy. During the reporting period, we communicated with some suppliers to encourage additional efforts to ensure that Tin, Tantalum, and Gold in their supply chains are sourced from smelters and refiners on the RMI Conflict Free Smelters Program list. We have not temporarily suspended trade or disengaged with any suppliers.

3.4.
OECD Step 4—Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices.  We do not have a direct relationship with Tin, Tantalum, or Gold processing facilities. We do not perform direct audits of smelters or refiners of Tin, Tantalum, or Gold.  We rely on audits conducted under the auspices of the Responsible Minerals Initiative (RMI) - and of entities the RMI collaborates with, including the London Bullion Marketing Association (LBMA) and the Responsible Jewelry Council (RJC), for publicly-available information regarding conflict-free sourcing at the smelter and refinery level.

3.5.	OECD Step 5—Report Annually on Supply Chain Due Diligence. We file a Form SD and Conflict Minerals Report (if necessary) with the SEC on an annual basis, as required.

4.	Results of Due Diligence

For 2020, we increased our amount of our first tier suppliers surveyed to include our undercar and brake product lines, as well as our subsidiaries. The overall survey determined that 27% of the suppliers surveyed reported that conflict minerals are reported on their CMRT, and included in their products.  This accounts for the 48.2% increase in Unique Smelters included in the report.  Of the 48.2% increase in unique smelters, 3.2% increase were conflict free, 50.0% increase in active, 2866.7% increase in “neither” status as defined by the RMI and an overall 232.8% increase in total all combined smelters for the suppliers reporting. Our suppliers reported a total of 289 unique smelters or refiners (or processing facilities) for Tin, Tantalum or Gold. This included 92 smelters for Tin, 37 smelters for Tantalum, and 160 refiners for Gold.

Of the 289 unique smelters or refiners, 196 of them are listed as being “Conflict Free” on the RMI Responsible Minerals Initiative list on November 24, 2020, for Tin, Tantalum and Gold. Three smelters or refiners for Tin and Gold are in the process of being validated as conflict-free and currently considered “active”. We have not been able to ascertain the conflict-free status of the remaining eighty-nine smelters or refiners. Of the ninety considered as “neither” or one unknown, CF or “active”, thirty-seven are Tin smelters;. The fifty-two smelters for Gold.. Of the ninety none are located in the Democratic Republic of Congo, and the status of the ninety “neither” CF or “active” smelters. Moreover, 73% of our suppliers’ responses have provided smelter and refinery information at a company level.  Because we purchase only a very few products from the range of items they manufacture, we are not able to determine the source of Tin, Tantalum, or Gold in the products we purchase from these suppliers.

5.	Conclusions

Based on our efforts, we are unable to determine origin of all of the Tin, Tantalum, and Gold used in Company Products. Despite our efforts regarding RCOI and due diligence, we are unable to conclude with certainty the origin of the conflict minerals contained in the products we manufacture, remanufacture, and contract to manufacture, or procure via distributors. We have not concluded that we manufacture or contract to manufacture products that are DRC Conflict Free.  Accordingly, we are not required by the Rule to obtain, and have not obtained, an independent private sector audit.

6.	Forward Looking Statements

Forward Looking Statements. This Report contains forward-looking statements regarding our business, products, and conflict minerals efforts, including steps we intend to take to mitigate the risk that conflict minerals in our products benefit armed groups, and our industry’s conflict minerals efforts. Words such as “expects,” “anticipates,” “intends,” “believes” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward- looking statements.

Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward- looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation the risk that information reported to us by our direct suppliers or industry information used by us may be inaccurate; the risk that processing facilities may not participate in the RMI; Responsible Minerals Initiative, as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K related to, among other things, our dependence on our suppliers and our being subject to government regulations and policies. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

1 The LBMA and RJC manage auditing programs for gold refiners

SMELTER LIST FOR 2020 REPORTING PERIOD

	Metal Type (*)	Smelter Reference List (*)	Smelter Country (*)	Smelter Identification

1	Gold	Advance Chemical Company	UNITED STATES OF AMERICA	CID000015
2	Gold	Aida Chemical Industries, Co., Ltd.	JAPAN	CID000019
3	Gold	Allgemeine Gold und Silberscheideanstalt A.G.	GERMANY	CID000035
4	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
5	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
6	Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
7	Gold	Asahi Pretec Corp	JAPAN	CID000082
8	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
9	Gold	Aurubis AG	GERMANY	CID000113
10	Gold	BANGKO Sentral ng Pilipinas (Central Bank of Philippines)	PHILIPPINES	CID000128
11	Gold	Boliden AB	SWEDEN	CID000157
12	Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
13	Gold	Caridad	MEXICO	CID000180
14	Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
15	Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
16	Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
17	Gold	Chimet S.p.A.	ITALY	CID000233
18	Gold	Chugai Mining	JAPAN	CID000264
19	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
20	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
21	Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
22	Gold	Dowa	JAPAN	CID000401
23	Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
24	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID000493
25	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
26	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
27	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
28	Gold	Heimerle + eule GmbH	GERMANY	CID000694
29	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
30	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
31	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
32	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
33	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
34	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
35	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
36	Gold	Istanbul Gold Refinery	TURKEY	CID000814
37	Gold	Japan Mint	JAPAN	CID000823
38	Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
39	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
40	Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
41	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
42	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
43	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
44	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
45	Gold	KAZZINC	KAZAKHSTAN	CID000957
46	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
47	Gold	Kojima Chemicals Co, Ltd.	JAPAN	CID000981
48	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
49	Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
50	Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
51	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
52	Gold	LS - NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
53	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
54	Gold	Materion	UNITED STATES OF AMERICA	CID001113

55	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
56	Gold	Metalor Technologies (Suzhou)Ltd.	CHINA	CID001147
57	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
58	Gold	Metalor Technologies (Singapore)Pte., Ltd.	SINGAPORE	CID001152
59	Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
60	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
61	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
62	Gold	Mitsubishi Material Corporation	JAPAN	CID001188
63	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
64	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
65	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
66	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
67	Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
68	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
69	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
70	Gold	PAMP S.A.	SWITZERLAND	CID001352
71	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
72	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
73	Gold	PT Aneka Tambang (Persero)Tbk	INDONESIA	CID001397
74	Gold	PX Precinox S.A.	SWITZERLAND	CID001498
75	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
76	Gold	Royal Canadian Mint	CANADA	CID001534
77	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
78	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
79	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
80	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
81	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
82	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
83	Gold	Sichuan Tianze precious Metals Co., Ltd.	CHINA	CID001736
84	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
85	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
86	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
87	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
88	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
89	Gold	Shandong Gold Mine (Laizhou) Smelter Co., Ltd.	CHINA	CID001916
90	Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
91	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
92	Gold	Torecom	KOREA, REPUBLIC OF	CID001955
93	Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
94	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
95	Gold	United Precous Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
96	Gold	Valcambi S.A.	SWITZERLAND	CID002003
97	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
98	Gold	Yamakin Co., Ltd.	JAPAN	CID002100
99	Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
100	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
101	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
102	Gold	Morris and Watson	NEW ZEALAND	CID002282
103	Gold	Safina A.S.	CZECHIA	CID002290
104	Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
105	Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
106	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
107	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
108	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
109	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
110	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

111	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
112	Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
113	Gold	Smelter not listed	CHINA	CID002527
114	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
115	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
116	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
117	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
118	Gold	Sudan Gold Refinery	SUDAN	CID002567
119	Gold	T.C.A S. p. A	ITALY	CID002580
120	Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
121	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
122	Gold	Tony Goetz NV	BELGIUM	CID002587
123	Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
124	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
125	Gold	Marsam Metals	BRAZIL	CID002606
126	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
127	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
128	Gold	SAAMP	FRANCE	CID002761
129	Gold	L'Orfebre S.A.	ANDORRA	CID002762
130	Gold	8853 S.p.A.	ITALY	CID002763
131	Gold	Italpreziosi	ITALY	CID002765
132	Gold	SAXONIA Edelmetalle GMbH	GERMANY	CID002777
133	Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
134	Gold	Ogussa Osterreichische Gold - und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
135	Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
136	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
137	Gold	Sai Refinery	INDIA	CID002853
138	Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
139	Gold	Bangalore Refinery	INDIA	CID002863
140	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
141	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
142	Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
143	Gold	JALAN & Company	INDIA	CID002893
144	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
145	Gold	Planta Recuperador de Metales SpA	CHILE	CID002919
146	Gold	Safimet S.p.A	ITALY	CID002973
147	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
148	Gold	African Gold Refinery	UGANDA	CID003185
149	Gold	Gold Coast Refinery	GHANA	CID003186
150	Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
151	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
152	Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
153	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
154	Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
155	Gold	Sovereign Metals	INDIA	CID003383
156	Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
157	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
158	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
159	Gold	Kundan Care Products Ltd.	INDIA	CID003463
160	Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID00689
161	Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
162	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
163	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
164	Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
165	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
166	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	BAHRAIN	CID000914
167	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

168	Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
169	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
170	Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
171	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
172	Tantalum	NPM Silmet AS	ESTONIA	CID001200
173	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
174	Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
175	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
176	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
177	Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
178	Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
179	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
180	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
181	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
182	Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
183	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
184	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
185	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
186	Tantalum	KEMET Blue Metals	MEXICO	CID002539
187	Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
188	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
189	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
190	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
191	Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
192	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
193	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
194	Tantalum	Global Advanced Metals Aizu	NORTH MACEDONIA	CID002558
195	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
196	Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
197	Tantalum	PRG Dooel	NORTH MACEDONIA	CID002847
198	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
199	Tin	Alpha	UNITED STATES OF AMERICA	CID000292
200	Tin	Cooper Santa	BRAZIL	CID000295
201	Tin	CV Gita Pesona	INDONESIA	CID000306
202	Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
203	Tin	CV Serumpun Sebalai	INDONESIA	CID000313
204	TIN	CV united Smeltings	INDONESIA	CID000315
205	Tin	Dowa	JAPAN	CID000402
206	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
207	Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
208	Tin	Fenix Metals	POLAND	CID000468
209	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
210	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
211	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
212	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
213	Tin	China Tin Group Co., Ltd. (Liuzhhou China Tin)	CHINA	CID001070
214	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
215	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
216	Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
217	Tin	Minsur	PERU	CID001182
218	Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
219	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
220	Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
221	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

222	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
223	Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
224	Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
225	Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
226	Tin	PT Bangka Putra Karya	INDONESIA	CID001412
227	Tin	PT Bangka Tin Industry	INDONESIA	CID001419
228	Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
229	TIN	PT Bukit Timah	INDONESIA	CID001428
230	Tin	PT DS Jaya Abadi	INDONESIA	CID001434
231	Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
232	Tin	PT Mitra Stania Prima	INDONESIA	CID001453
233	Tin	PT Panca Mega Persada	INDONESIA	CID001457
234	Tin	PT Prima Timah Utama	INDONESIA	CID001458
235	TIN	PT Refined Bangka Tin	INDONESIA	CID001460
236	Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
237	Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
238	Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
239	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
240	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
241	Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
242	Tin	PT Tommy Utama	INDONESIA	CID001493
243	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
244	Tin	Soft Metals Ltda.	BRAZIL	CID001758
245	Tin	Thaisarco	THAILAND	CID001898
246	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
247	Tin	China Tin Lai Ben Smelter Co., Ltd.	CHINA	CID001970
248	Tin	White Solder Metalurgia e Mineracao ltda	BRAZIL	CID002036
249	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
250	Tin	Yunnan Tin Company Limited	CHINA	CID002180
251	Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
252	Tin	Magnu's Minerals Metals e Ligas Ltda.	BRAZIL	CID002468
253	Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
254	Tin	PT ATD Makmu Mandiri Jaya	INDONESIA	CID002503
255	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
256	Tin	PT Inti Stania Prima	INDONESIA	CID002530
257	Tin	CV Ayi Jaya	INDONESIA	CID002570
258	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy joint Stock Company	VIET NAM	CID002572
259	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
260	Tin	Tuyen Quant Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
261	Tin	CV Dua Sekawan	INDONESIA	CID002592
262	Tin	CV Tiga Sekawan	INDONESIA	CID002593
263	Tin	An Vinh Joint Stock Mineral processing Company	VIET NAM	CID002703
264	Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
265	Tin	Super Ligas	BRAZIL	CID002756
266	Tin	Metallo Belgium N.V.	BELGIUM	CID002773
267	Tin	Metallo Spain S.L.U.	SPAIN	CID002774
268	Tin	PT Bangka Prima Tin	INDONESIA	CID002776
269	Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
270	Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
271	Tin	Thai Nguyen Mining and Metallurgy Co., LTd	VIET NAM	CID002834
272	Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
273	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
274	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
275	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
276	Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
277	Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
278	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
279	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
280	Tin	PT Bangka Serumpun	INDONESIA	CID003205

281	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
282	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
283	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
284	Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
285	Tin	Luna Smelter, Ltd.	RWANDA	CID003387
286	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
287	Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
288	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
289	TIN	Taizhou Jinyang Wujiaohua CO., LTD.	CHINA	Not Listed